UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☒	Soliciting Material Pursuant to §240.14a-12
ISOTIS, INC.
(Name of Registrant as Specified in its Charter)
Not Applicable
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Filed by IsoTis, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: IsoTis, Inc.
Commission File No.: 001-33272
This filing relates to the proposed acquisition of IsoTis, Inc. (“IsoTis”) by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 6, 2007, among Integra, Ice Mergercorp, Inc. and IsoTis. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by IsoTis on August 7, 2007 and is incorporated by reference into this filing.
The following items were released as indicated below: a press release announcing that IsoTis received a letter dated August 15, 2007 from the FDA clearing the Accell Family of Products for marketing in the United States as Class II medical devices.
IsoTis issued the following press release on August 20, 2007:
IsoTis Receives FDA Clearance for Accell Family of Products
IRVINE, CA, USA, — August 20, 2007 — IsoTis, Inc. (NASDAQ: ISOT) (“IsoTis”), an orthobiologics company, today announced that it received a letter dated August 15, 2007 from the US Food and Drug Administration (“FDA”), clearing the Accell Family of Products for marketing in the US as Class II medical devices.
The Accell Family of Products includes Accell 100, Accell Connexus and Accell Total Bone Matrix, as well as a new Accell product that is not currently marketed. The products are indicated for use as bone graft extenders in the spine, extremities and pelvis, or as bone void fillers in extremities and pelvis.
Pieter Wolters, President and CEO of IsoTis said, “We are very pleased with the final outcome of our discussions with the FDA. With the clearance of the Accell Family of Products we can now focus on advancing the clinical benefits of Accell for both patients and surgeons. The expected merger with Integra LifeSciences will further enhance our ability to successfully market these products going forward. ”
About IsoTis
IsoTis is an orthobiologics company that develops, manufactures and markets proprietary products for the treatment of musculoskeletal diseases and disorders. IsoTis’ current orthobiologics products are bone graft substitutes that promote the regeneration of bone and are used to repair natural, trauma-related and surgically-created defects common in orthopedic procedures, including spinal fusions. IsoTis’ current commercial business is highlighted by its Accell line of products, which the company believes represents the next generation in bone graft substitution.
On August 7, 2007 Integra LifeSciences Holdings Corporation (NASDAQ: IART) (“Integra”) and IsoTis announced that they have reached a definitive agreement to create a global orthobiologics leader. The combination would create a comprehensive orthobiologics portfolio, one of the largest sales organizations focused on orthobiologics in the US, and multiple cross-selling opportunities. The transaction is subject to approval of IsoTis’ shareholders, as well as other closing conditions and approvals. Upon closing, IsoTis will become a wholly-owned subsidiary of Integra. Integra will be one of the largest companies in the world focused on advanced technology in orthobiologics.

For information contact: Rob Morocco, CFO +1 (949) 855-7155 robert.morocco@isotis.com	Hans Herklots, Director IR +1 (949) 855-7195 or +41 (21) 620-6011 hans.herklots@isotis.com

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including those that refer to management’s plans and expectations for, among other things, future operations, strategies, prospects, performance and financial condition and IsoTis’ proposed acquisition by Integra. Words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “may,” “will,” “might,” “could,” “would,” “continues,” “estimates,” “intends,” “pursues,” “projects,” “goals,” “targets” or the negative or other variations thereof and other words of similar meaning are intended to identify such forward-looking statements. One can also identify them by the fact that they do not relate strictly to historical or current facts. Such statements are based on the current expectations and projections of the management of IsoTis only. Undue reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of IsoTis. Actual results could differ materially from current expectations and projections due to a number of factors and uncertainties affecting IsoTis’ business, including, but not limited to the following factors as well as other factors described from time to time in IsoTis’ reports filed with the SEC: the effects of economic, credit and capital market conditions on the economy in general and on medical device and health care companies in particular; IsoTis’ need to raise additional capital to continue operations; a competitive sales and marketing environment; the timely commencement and success of IsoTis’ clinical trials and research endeavors; delays in receiving U.S. Food and Drug Administration or other regulatory approvals (i.e., EMEA, CE), including the risk that the FDA requires IsoTis to produce additional clinical data to support approval or clearance of its products, and that the FDA imposes compliance measures against IsoTis for the marketing of its Accell products, including imposing fines and injunctions or causing IsoTis to recall its Accell products; market acceptance of IsoTis’ products; the effectiveness of IsoTis’ distribution channels; the development of competing therapies and/or technologies; the terms of any future strategic alliances; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; and the inability to obtain, or meet, conditions imposed for required governmental and regulatory approvals and consents. IsoTis expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. For a more detailed description of the risk factors and uncertainties affecting IsoTis, refer to the Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of IsoTis S.A. (the predecessor to IsoTis, Inc.), and IsoTis S.A.’s other reports filed with the SEC, IsoTis S.A.’s reports filed from time to time with the Swiss Stock Exchange (SWX), Euronext Amsterdam N.V., SEDAR at www.sedar.com and the Toronto Stock Exchange (TSX) and the quarterly report on Form 10-Q for the quarter ended June 30, 2007 and other reports filed with the SEC from time to time by IsoTis. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. IsoTis undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Important Information for Investors and Stockholders
IsoTis will file a proxy statement and other relevant materials with the SEC in connection with the proposed merger with Integra. IsoTis urges IsoTis stockholders to read the proxy statement when it becomes available and any other relevant documents filed by IsoTis with the SEC because they will contain important information. Investors and stockholders will be able to obtain the proxy statement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by IsoTis will be available free of charge on the investor relations portion of the IsoTis website at www.IsoTis.com.

Participants in the Solicitation
IsoTis, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IsoTis’ stockholders in connection with the proposed merger with Integra. The names of IsoTis’ directors and executive officers and a description of their interests in IsoTis are set forth in IsoTis S.A.’s Annual Report on Form 20-F, which was filed with the SEC on May 11, 2007. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of IsoTis’ directors and executive officers in the merger by reading the definitive proxy statement when it becomes available.

A special stockholder meeting will be announced soon to obtain stockholder approval of the proposed transaction. IsoTis intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transaction. Investors of IsoTis are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about IsoTis, Integra and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by IsoTis with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at IsoTis’ website at www.isotis.com or by sending a written request to IsoTis at 2 Goodyear, Irvine, California 92618, attention: Director, Investor Relations.
IsoTis and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IsoTis’ stockholders in connection with the proposed transaction will be set forth in IsoTis’ proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.